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                                                                    EXHIBIT 10.2

                                                      INITIAL USAGE DATE: 1/1/05


                INCENTIVE STOCK OPTION AGREEMENT TERMS - OFFICER
              UNDER THE PERCEPTRON, INC. 2004 STOCK INCENTIVE PLAN

         THESE STOCK OPTION AGREEMENT TERMS pertain to stock options granted effective ________________ under the 2004 Stock Incentive Plan (the "Plan") as detailed in the accompanying Notice of Grant of Stock Options and Option Agreement (the "Notice) between Perceptron, Inc., a Michigan corporation ("the Corporation"), and the employee named in the Notice who is currently employed by the Corporation or one of its subsidiaries (the "Optionee"). A copy of the 2004 Stock Incentive Plan is not attached hereto but is available upon written request made to the Secretary of the Corporation.

1. GRANT OF OPTION. Subject to the terms and conditions hereof, the Corporation hereby grants to the Optionee an option to purchase from the Corporation up to, but not exceeding in the aggregate, the number of shares of the Corporation's Common Stock detailed in the accompanying Notice at the price per share designated in the Notice. This option is intended to constitute an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code ("Code").

2. RIGHT TO EXERCISE OPTION. Unless otherwise indicated in the Notice, the Optionee may purchase from the Corporation on and after the first anniversary of the date of grant, 25% of the shares covered by this option, and on each succeeding one year anniversary thereof may exercise an additional 25% of the shares covered by the option, so that on the fourth anniversary of the date of grant this option shall be fully exercisable. To the extent not exercised, installments shall accumulate and the Optionee may exercise them in whole or in part in any subsequent period. Unless a shorter period is specified in the Notice under the "Expiration" column, and notwithstanding any provision of this Agreement, no portion of this option shall be exercisable on or after the tenth anniversary of the date of grant. The Committee (as defined in the Plan), in its sole discretion, may accelerate the time at which this option may be exercised in whole or in part.

3. TERMINATION OF EMPLOYMENT. If, prior to the date that this option shall first become exercisable, the Optionee's employment with the Corporation or any of its subsidiaries shall be terminated for any reason, the Optionee's right to exercise this option shall terminate and all rights hereunder shall cease. As used in this Agreement, the term "subsidiary" of the Corporation means any "subsidiary corporation" as defined in Section 424(f) of the Code, the term "employment" means employment with the Corporation or any subsidiary of the Corporation, and the term "disability" means "total and permanent disability," as defined in Section 22(e) of the Code.

         If, on or after the date that this option shall first become exercisable, the Optionee's employment shall be terminated for any reason other than death or disability, the Optionee shall have the right to exercise this option to the extent that it shall have been exercisable and

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         unexercised on the date of such termination of services, at any time on or before the earlier of: (i) the expiration date of the option, or
         (ii) three (3) months after the date of such termination of employment, subject to any other limitation on the exercise of such option in effect at the date of exercise.

         If on or after the date that this option shall first become exercisable the Optionee's employment shall be terminated due to death or disability, the Optionee or the executor or administrator of the estate of the Optionee (as the case may be) or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right to exercise this option, at any time on or before the earlier of: (i) the expiration date of the option, or (ii) one (1) year from the date of the Optionee's death or disability, to the extent that it was exercisable and unexercised on the date of the Optionee's death or disability, subject to any other limitation on exercise in effect at the date of exercise.

         The transfer of the Optionee from one corporation to another among the Corporation and any of its subsidiaries, or a leave of absence with the written consent of the Corporation, shall not be a termination of services for purposes of this option.

4. CHANGE IN CONTROL. Notwithstanding the provisions of Section 2 "Right to Exercise Option" and Section 3 "Termination of Employment" of this Agreement, (i) in the event of a termination by the Corporation of the Optionee's employment Without Cause (as defined below) or Diminishment of the Optionee's Responsibilities Without Cause (as defined below), following a Change in Control of the Corporation, or (ii), in the event of a Change in Control, if one of the corporations surviving the Change in Control or the person purchasing the Corporation's assets in the Change in Control does not assume this option, any portion of this option that is then not exercisable shall become immediately exercisable. For purposes hereof, "Without Cause" shall mean the Optionee's employment is terminated by the Corporation, or there is a Diminishment of the Optionee's Responsibilities, for any reason except
         (i) personal dishonesty; (ii) willful misconduct; (iii) breach of fiduciary duty to the Corporation; (iv) conviction for violation of any law (other than traffic violations or similar offenses); or (v) repeated or intentional failure to perform duties, after written notice is delivered identifying the failure, and it is not cured within ten
         (10) days following receipt of such notice. For purposes hereof, "Diminishment of the Optionee's Responsibilities" shall mean the Corporation, or any successor thereto, (i) reassigning the Optionee substantial duties which are materially inconsistent with the Optionee's position, duties and responsibilities with the Corporation immediately prior to the Change in Control, except for reassignments of duties which constitute a bona fide promotion of the Optionee, or (ii) reducing the Optionee's compensation such that (a) the Optionee's annual base salary is less than eighty (80%) percent of the Optionee's annual base salary prior to the Change in Control; and (b) the Optionee's annual base salary and the annual cash bonus which the Optionee is eligible to earn (including any performance based bonus), combined, is not at least equal to the combination of the Optionee's annual base salary prior to the Change in Control and the average of the annual cash bonuses which the Optionee was eligible to earn (including any performance based bonus, but excluding any bonus payable to the Optionee for completing the Change in Control), whether or not actually earned, for the year in which

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         the Change in Control occurred and for the year prior thereto. For purposes hereof, a "Change in Control" shall be deemed to have occurred in the event of (i) a merger involving the Corporation in which the Corporation is not the surviving corporation (other than a merger with a wholly-owned subsidiary of the Corporation formed for the purpose of changing the Corporation's corporate domicile); (ii) a share exchange in which the shareholders of the Corporation exchange their stock in the Corporation for stock of another corporation (other than a share exchange in which all or substantially all of the holders of the voting stock of the Corporation, immediately prior to the transaction, exchange, on a pro rata basis, their voting stock of the Corporation for more than 50% of the voting stock of such other corporation); (iii) the sale of all or substantially all of the assets of the Corporation; or (iv) any person or group of persons (as defined by Section 13(d) of the Securities Exchange Act of 1934, as amended) (other than any employee benefit plan or employee benefit trust benefiting the employees of the Corporation) becoming a beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty (50%) percent of either the then outstanding Common Stock of the Corporation, or the combined voting power of the Corporation's then outstanding voting securities.

         In the event of a Change of Control, the Committee may, in its sole discretion and without the consent of the Optionee, cancel this option in exchange for a payment with respect to each vested share of Common Stock as provided in Section 9.2(b) of the Plan.

5.       EXERCISE OF OPTION.

         (a) At any time that this option may be exercised as provided in this Agreement, the Optionee may exercise any portion of this option which is then exercisable, in whole or in part, by delivery to the Corporation of a written notice, in the form attached hereto, signed by the Optionee.

         (b) In addition, the Optionee shall deliver, on the date of exercise:

                  (i) cash equal to the purchase price of the shares being purchased,

                  (ii) such documents as are or may be required under the terms of Section 2.4(b) of the Plan to effect a cashless exercise, except to the extent that the Corporation determines that the Optionee is not permitted to use a cashless exercise under applicable law, or

                  (iii) Permitted Shares with a Fair Market Value (as defined in the Plan and determined as of the date of exercise of the option) equal to the purchase price of the shares being purchased and in accordance with Section
                           2.4 of the Plan (the "Delivered Shares Method").

         (c) "Permitted Shares" are shares of Corporation Common Stock to be delivered to pay the exercise price of the option (the "Delivered Shares"):

                  (i) which have been owned by the Optionee for at least six months prior to the date of delivery, or

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                  (ii)     if they have not been owned by the Optionee for at
                           least six months prior to the date of delivery, the Optionee then owns, and has owned for at least six months prior thereto, a number of shares of Corporation Common Stock at least equal in number to the Delivered Shares.

         (d) Shares which have been counted during the prior six months as owned by the Optionee for purposes of determining whether the Optionee may exercise options to purchase Common Stock pursuant to the Delivered Shares Method:

                  (i)      may not be used as Delivered Shares, and

                  (ii) may not be counted as owned by the Optionee for purposes of making calculations under the Delivered Shares Method.

6. COMPLIANCE WITH SECURITIES LAWS. Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver stock under this option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities, and applicable stock exchange requirements, as the Corporation deems necessary or advisable.

7. NON-ASSIGNABILITY. The option hereby granted shall not be transferable by the Optionee other than by will or the laws of descent and distribution, and the option may be exercised during the Optionee's lifetime only by the Optionee. Any transferee of the option shall take the same subject to the terms and conditions of this Agreement. No such transfer of the option shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of this Agreement. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, except a transfer by the Optionee by will or by the laws of descent and distribution, shall vest in the purported assignee or transferee any interest or right herein whatsoever.

8. DISPUTES. As a condition of the granting of the option granted hereby, the Optionee and the Optionee's successors and assigns agree that any dispute or disagreement which shall arise under or as a result of this Agreement shall be determined by the Committee in its sole discretion and judgment and that any such determination and any interpretation by the Committee of the terms of this Agreement shall be final and shall be binding and conclusive for all purposes.

9. ADJUSTMENTS. In the event of any stock dividend, subdivision or combination of shares, reclassification, or similar transaction affecting the shares covered by this option, determined by the Committee to be covered by this Section 9, a proposed dissolution or liquidation of the Corporation, a merger of the Corporation with or into another corporation where the

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         Corporation is not the surviving corporation, but its stock is exchanged for stock of the parent Corporation of the other party to the merger, the sale of substantially all of the assets of the Corporation, the reorganization of the Corporation or other similar transaction determined by the Committee to be covered by this Section 9, a proposed spin-off or a transfer by the Corporation of a portion of its assets resulting in the employment of the Optionee by the spin-off entity or the entity acquiring assets of the Corporation, the rights of the Optionee shall be as provided in Section 9.1 of the Plan and any adjustment therein provided shall be made in accordance with Section
         9.1 of the Plan.

10. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder of the Corporation with respect to any of the shares covered by this option until the issuance of a stock certificate or certificates upon the exercise of the option in full or in part, and then only with respect to the shares represented by such certificate or certificates.

11. NOTICES. Every notice relating to this Agreement shall be in writing and if given by mail shall be given by registered or certified mail with return receipt requested. All notices to the Corporation shall be delivered to the Secretary of the Corporation at the Corporation's headquarters or addressed to the Secretary of the Corporation at the Corporation's headquarters. All notices by the Corporation to the Optionee shall be delivered to the Optionee personally or addressed to the Optionee at the Optionee's last residence address as then contained in the records of the Corporation or such other address as the Optionee may designate. Either party by notice to the other may designate a different address to which notices shall be addressed. Any notice given by the Corporation to the Optionee at the Optionee's last designated address shall be effective to bind any other person who shall acquire rights hereunder.

12. "OPTIONEE" TO INCLUDE CERTAIN TRANSFEREES. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically apply to any other person or persons to whom the option, in accordance with the provisions of Section 6 hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

13. GOVERNING LAW. This Agreement has been made in and shall be construed in accordance with the laws of the State of Michigan, without regard to its choice of law rules.

14. PROVISIONS OF PLAN CONTROLLING. The provisions hereof are subject to the terms and provisions of the Plan, copies of which are available for review upon request. In the event of any conflict between the provisions of this option and the provisions of the Plan, the provisions of the Plan shall control, except to the extent that the provisions of this option limit or restrict the rights of the Optionee to a greater extent than set forth in the Plan.

15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16. CAPTIONS. The captions to the sections and subsections contained in this Agreement are for reference only, do not form a substantive part of this Agreement and shall not restrict or enlarge substantive provisions of this Agreement.

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17.      PARTIES IN INTEREST. This Agreement shall bind and shall inure to the benefit of the parties hereto, their respective permitted successors and assigns.

18. COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between the parties hereto and shall supersede all proposals, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

19. MODIFICATIONS. The terms of this Agreement cannot be modified except in writing and signed by each of the parties hereto.

20. SEVERABILITY. In the event that any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

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                  NOTICE OF EXERCISE OF INCENTIVE STOCK OPTION
              UNDER THE PERCEPTRON, INC. 2004 STOCK INCENTIVE PLAN

Perceptron, Inc.
47827 Halyard Drive
Plymouth, MI  48170

Dear Sir:

An incentive stock option was granted to me on __________________, to purchase shares of Perceptron, Inc. Common Stock at a price of $________ per share.

I hereby elect to exercise my incentive stock option with respect to shares for an aggregate purchase price of $________. I hereby elect to pay for such shares as follows:

         Personal Check                              $_______
         Cash                                        $_______
         Bank Draft                                  $_______
         Money Order                                 $_______
         Cashless Exercise                           $_______
         Perceptron Common Stock                     $_______

         Total                                       $_______

A personal check or cash, bank draft or money order for the purchase price is enclosed herewith.

Documents as are required to effect a cashless exercise are enclosed.

I hereby elect to exercise my stock option with respect to ______ shares through a combination of cash payments and shares of Perceptron, Inc. Common Stock, as described on the attached Exhibit A. A personal check for the purchase price to be paid in cash is enclosed herewith. Certificates for shares of Perceptron, Inc. Common Stock are enclosed herewith, along with a duly executed stock power in proper form for transfer, with all signatures properly guaranteed by a national bank or member firm of the NYSE or AMEX. I represent that the ______ shares of Perceptron, Inc. Common Stock enclosed herewith have been owned by me for more than six months or I currently own more than ______ shares of Perceptron, Inc. Common Stock which have been owned by me for more than six months. Such shares have not been counted during the prior six months as owned by me for purposes of determining whether I may exercise options to purchase Common Stock pursuant to the Delivered Shares Method. I agree to notify the Corporation if prior to two years from the date of grant and one year from the exercise date, I dispose of any shares acquired pursuant to my exercise of this incentive stock option. I represent that the shares of stock that I am purchasing upon this exercise of my option are being purchased for investment purposes and not with a view to resale. This representation shall not be binding upon me if the shares of Common Stock that I am purchasing are subject to an effective Registration Statement under the Securities Act of 1933.


Optionee                                    Dated
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